Exhibit 99.1
Maravai LifeSciences Announces Completion of Planned CEO Leadership Transition

William “Trey” Martin, III assumes the role of Maravai’s CEO
Carl Hull to continue to serve as Executive Chairman
SAN DIEGO, Calif.; – July 27, 2023 - Maravai LifeSciences Holdings, Inc. (“Maravai” or the “Company”) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced that William “Trey” Martin, III has assumed the role of Chief Executive Officer (CEO) of Maravai LifeSciences effective July 27, 2023, consistent with the Company’s previously announced CEO succession plan. Carl Hull, Maravai’s co-founder and prior interim CEO, will continue to serve as Maravai’s Executive Chairman of the Board.
“We are thrilled to have Trey step into the role of CEO at Maravai. Trey is a remarkable leader with strong cultural values, an impressive career in nucleic acid synthesis, and an extensive history of operating success. Over the past seven months, he had the unique opportunity to focus on Maravai’s Biologics Safety Testing segment and understand the business on a very deep level, enabling him to further build on his already significant industry knowledge,” said Carl Hull, Executive Chairman of Maravai. “We remain extraordinarily confident in Trey’s leadership capabilities and believe his innate passion for the field will enable him to drive Maravai’s growth strategy going forward.”
“Maravai means miracle, and I am honored to take the reins as Maravai’s next CEO and continue to deliver on our mission to enable the miracles of science at this critical and exciting time in our industry,” Martin said. “I am grateful to Carl for his leadership and impact. I look forward to furthering his vision for the company and appreciate the Board’s trust in me to help realize Maravai’s bright future.”
Mr. Martin has more than 25 years of executive leadership experience in life sciences operations, engineering, sales, product development and marketing. Since December 2022, Mr. Martin has served as President, Biologics Safety Testing at Maravai. Prior to that, he was most recently Senior Vice President, Genomic Medicines, at Danaher Corporation. Mr. Martin originally joined Danaher with the acquisition of Integrated DNA Technologies (IDT) in 2018 and served as President of the IDT business there for over three years. Prior to its acquisition, Mr. Martin held positions of increasing responsibility over more than two decades at IDT, and contributed to the consistent growth and competitiveness of the company’s genomic solutions business through organic and inorganic growth investments. Mr. Martin holds a Bachelor’s in biochemistry from the University of Iowa.

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics and cell and gene therapies companies.

Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to the expectation that Mr. Martin will drive Maravai’s growth strategy, constitute forward-looking statements identified by words like “plan,” “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, continued demand for our COVID-19 related products and services, which currently comprise a significant portion of our revenue, and the other risks and uncertainties described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact Information:
Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com

Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio